EXHIBIT 99.1
THE RITZ-CARLTON RESERVE DORADO BEACH
(a carve-out of certain operations of DBR Hotel Owner, LLC )

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Member of
DBR Hotel Owner, LLC

Opinion
We have audited the financial statements of The Ritz-Carlton Reserve Dorado Beach (a carve-out of certain operations of DBR Hotel Owner, LLC) (the “Business”), which comprise the balance sheet as of December 31, 2021, and the related statements of operations, changes in parent’s net investment, and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Business as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for opinion
We conducted our audit of the financial statements in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Business and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of management for the financial statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Business’ ability to continue as a going concern for one year after the date the financial statements are issued.

Auditor’s responsibilities for the audit of the financial statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Business’ internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Business’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Grant Thornton LLP

Fort Lauderdale, Florida
May 23, 2022

THE RITZ-CARLTON RESERVE DORADO BEACH
(a carve-out of certain operations of DBR Hotel Owner, LLC )
BALANCE SHEET
DECEMBER 31, 2021

ASSETS

Real estate assets:
Hotel, net	$61,580,428

Real estate assets, net	61,580,428

Other assets:
Cash	13,025,805
Restricted cash	1,090,813
Accounts receivable, net	3,284,487
Inventories	1,244,733
Prepaid expenses and other assets	744,204

Total assets	$80,970,470

LIABILITIES AND PARENT'S NET INVESTMENT

Liabilities:
Debt, net:
Ritz hotel loans, net	$51,773,796

Other liabilities:
Accounts payable and accrued expenses	15,981,963
Deferred key money	1,828,804

Total liabilities	69,584,563

Parent's net investment	11,385,907

Total liabilities and Parent's net investment	$80,970,470
See accompanying notes to financial statements

THE RITZ-CARLTON RESERVE DORADO BEACH
(a carve-out of certain operations of DBR Hotel Owner, LLC )
STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2021

Revenues:
Rooms	$49,783,594
Food and beverage	15,329,005
Other	9,025,755

Total hotel revenue	74,138,354

Hotel operating expenses:
Rooms	9,883,894
Food and beverage	13,963,265
Other	27,245,999
Management fees	1,062,010

Total hotel operating expenses:	52,155,168

Other costs and expenses:
Depreciation and amortization	4,537,046
Property taxes, insurance and other	4,899,745

Total other costs and expenses	9,436,791

Gain on sale of hotel buildings and Su Casa	446,321

Operating income	12,992,716

Other income (expense):
Payroll protection plan loan forgiveness	5,568,629
Interest expense and amortization of loan costs	(3,865,026)

Total other income	1,703,603

Net income	$14,696,319
See accompanying notes to financial statements

THE RITZ-CARLTON RESERVE DORADO BEACH
(a carve-out of certain operations of DBR Hotel Owner, LLC )
STATEMENT OF CHANGES IN PARENT'S NET INVESTMENT
YEAR ENDED DECEMBER 31, 2021

Balance - January 1, 2021	$61,579,890

Distributions	(64,890,302)

Net income	14,696,319

Balance - December 31, 2021	$11,385,907
See accompanying notes to financial statements

THE RITZ-CARLTON RESERVE DORADO BEACH
(a carve-out of certain operations of DBR Hotel Owner, LLC )
STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2021

Cash flows from operating activities:
Net income	$14,696,319
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,537,046
Accrued interest included in Knighthead Loan	2,652,377
Amortization of deferred financing costs	666,640
Payroll Protection Plan Loan Forgiveness	(5,568,629)
Gain on sale of hotel buildings and Su Casa	(446,321)
Decrease (increase) in assets:
Accounts receivable	(637,746)
Inventories	(207,724)
Prepaid expenses and other assets	242,824
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	4,936,328
Deferred key money	72,670

Net cash provided by operating activities	20,943,784

Cash flows from investing activities:
Purchase of hotel assets	(1,231,993)
Proceeds from sale of hotel buildings and Su Casa	39,320,436
Deferred tax credit proceeds	10,936,047

Net cash used in investing activities	49,024,490

Cash flows from financing activities:
Distributions	(64,890,302)
Proceeds from Payroll Protection Plan Loan	1,888,764
Repayment of Goldman-Sachs Loan	(55,000,000)
Proceeds from Knighthead Loan	57,866,125
Payments on Knighthead Loan	(7,000,000)
Payment of deferred loan costs	(2,411,346)

Net cash used in financing activities	(69,546,759)

Net increase in cash, and restricted cash	421,515

Cash, and restricted cash at beginning of year	13,695,103

Cash, and restricted cash at end of year	$14,116,618

Supplemental disclosure of cash flow information:
Cash paid on interest	$546,009
See accompanying notes to financial statements

THE RITZ-CARLTON RESERVE DORADO BEACH
(a carve-out of certain operations of DBR Hotel Owner, LLC )
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022
NOTE A - GENERAL
Prior to March 11, 2022, The Ritz-Carlton Reserve Dorado Beach (the “Ritz Reserve” or the “Business”) was a business segment of DBR Hotel Owner, LLC (“Hotel Owner”).
On December 24, 2021, Hotel Owner entered into an agreement with Braemar Hotels & Resorts Inc. and BHR Dorado LLC (“Braemar”), pursuant to which Hotel Owner agreed to transfer the Business, subject to customary conditions and approvals (the “Transaction”). The Transaction was completed on March 11, 2022.
The Business operates a 96-room hotel and related amenities (the “Hotel”), including a 30,000-square-foot botanical spa and wellness center and branded restaurants, located in the commonwealth of Dorado, Puerto Rico.
NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements have been prepared on a historical cost basis to reflect the financial position and results of operations of the Business in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
Parent’s Net Investment
The Business’ equity on the Balance Sheet represents carve-out Hotel Owner net investment in the Business and is presented as “Parent’s Net Investment” in lieu of member’s equity.
Carve-Out Assumptions and Allocations
The financial statements have been prepared on a carve out basis to reflect the operations of the Ritz Reserve business segment of Hotel Owner on a stand-alone, going forward basis pursuant to the transaction on March 11, 2022 as described in Note A above.
The financial statements include an allocation of certain Hotel Owner corporate expenses, including administrative expenses. These costs have been allocated on the basis of direct usage when identifiable, with the remainder allocated on a pro-rata basis of expenses, headcount or other systematic measures that reflect utilization of services provided to or benefits received by the Business. Management considers the expense allocation methodology and results to be reasonable for the period presented. The Business’ financial position, results of operations, and cash flows may not be indicative of the Business’ results had it been a separate standalone entity during the period presented, nor are the results stated herein indicative of what the Business’ financial position, results of operations, and cash flows may be in the future. Actual costs that would have been incurred if the Business had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas.
Impact of COVID-19 Pandemic
In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (“COVID-19”) as a pandemic. The COVID-19 pandemic materially disrupted the Business’ operations and cash flows in fiscal 2020, however market conditions and Hotel operations improved in 2021 despite the ongoing pandemic.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

THE RITZ-CARLTON RESERVE DORADO BEACH
(a carve-out of certain operations of DBR Hotel Owner, LLC )
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2021
Depreciation
Hotel, net is stated at cost. Depreciation on Hotel assets including building and improvements, additions and leased equipment is calculated on the straight-line method over the following estimated useful lives of the assets:

Years
Building and improvements	39
Hotel additions	5
Land improvements	5-15
Leased equipment	Shorter of useful life or lease term
Cash, and Restricted Cash
Restricted cash primarily consists of debt service reserves.
The following table provides a reconciliation of cash, and restricted cash reported in the balance sheet to the total of the amounts reported in the Business’ statement of cash flows as of December 31, 2021.

2021
Cash	$13,025,805
Restricted cash	1,090,813

Cash, and restricted cash, end of year	$14,116,618
Accounts Receivable
The Business’ receivables primarily include receivables from guests for staying at the Hotel and credit card receivables for charges made at the Ritz Reserve. The Business maintains an allowance for doubtful accounts at a level believed adequate by management. The provision is established by management in consideration of the customers' credit worthiness and other relevant factors. The Business writes off receivables when they become uncollectible with any subsequent receipt of amounts written off credited to the allowance for doubtful accounts. The allowance for doubtful accounts totaled $14,287 as of December 31, 2021.
Prepaid Expenses and Other Assets
Prepaid expenses primarily consist of costs related to prepaid insurance and other prepayments of costs related to the operations of the Hotel.
Revenue and Profit Recognition
The Business recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Business expects to be entitled in exchange for those goods or services.
The Business earns revenue from contracts with customers through operating the Hotel and providing ancillary services. The performance obligations include providing accommodations and other ancillary service, and each activity is considered to have a single performance obligation. The Business is entitled to a fixed nightly fee for an agreed upon period and additional fixed fees for any ancillary services purchased. Revenue is recognized net of any taxes collected from customers, which are subsequently remitted to governmental authorities.
Revenue from room sales is recognized over time when rooms are occupied, on a daily basis, as the performance obligations are satisfied. For the year ended December 31, 2021, the Business recognized room revenue of $49,783,549, which is included in the accompanying statement of operations.
Revenue from ancillary services, revenue derived from sources other than room sales, is recognized at a point in time when services are rendered. The associated fees are generally payable at the time the hotel guests check out of the Hotel. For the year ended December 31, 2021, the Business recognized revenue from ancillary services of $24,354,760 of which $15,329,005 relates to food and beverage revenue. Revenue recognized from ancillary services are included in food and beverage, and other in the accompanying statement of operations.

THE RITZ-CARLTON RESERVE DORADO BEACH
(a carve-out of certain operations of DBR Hotel Owner, LLC )
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2021
Affiliates
Affiliates include any entity owned by the members or any relative of the members of Hotel Owner and their majority-owned subsidiaries.
Deferred Financing Costs
Costs incurred with the issuance of debt are deferred and amortized as a component of interest expense over the respective term of the related debt using the effective interest method. As of December 31, 2021, the Business has $1,744,705 of deferred financing costs associated with the Ritz Hotel Loans recorded as a reduction of long-term debt on the balance sheet, which is net of accumulated amortization of $666,640. The Business recognized, as a component of interest expense and amortization of loan costs in the accompanying statement of operations, an amortization expense of $666,640 for the year ended December 31, 2021.
Concentrations
The Hotel is located in the Commonwealth of Puerto Rico. Consequently, any significant economic downturn in the Puerto Rico real estate market could potentially have an effect on the Business, results of its operations and its financial condition.
The Business’ financial instruments that are exposed to concentrations of credit risk consist primarily of cash held in financial institutions. The Business places its cash with high credit quality institutions. At times, such deposits may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limit. The Business has not experienced any losses and does not believe it is exposed to any significant risk on cash balances.
Income Taxes
Hotel Owner is organized as a limited liability company and has elected to be treated as a partnership for federal and state income tax purposes. Accordingly, the tax consequences of the Business’ profits and losses are passed through to the members of Hotel Owner and are reported in their respective income tax returns. Therefore, no provision for income taxes has been provided for in the accompanying financial statements.
The Business follows the provisions of Financial Accounting Standards Board (“FASB”) ASC 740-10, Accounting for Uncertain Tax Positions (“ASC 740-10”); under this guidance, companies must determine and assess all material positions, including all significant uncertain tax positions, for all tax years that are open to assessment or challenge under tax statues. Additionally, those positions that have only timing consequences are separately analyzed based on ASC 740-10's recognition and measurement model.
ASC 740-10 provides guidance related to uncertain tax positions for pass-through entities and tax-exempt not-for-profit entities. ASC 740-10 also modifies disclosure requirements related to uncertain tax positions for nonpublic entities and provides that all entities are subject to ASC 740-10 even if the only tax position is the entity's status as a pass-through.
As required by the uncertain tax position guidance, the Business recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.
Hotel Owner did not have any uncertain tax position for which the statute of limitations remained open as of December 31, 2021. Hotel Owner is subject to filing tax returns in the U.S. federal jurisdiction and the Commonwealth of Puerto Rico. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. With few exceptions, the Hotel Owner is no longer subject to U.S. federal tax examinations before 2018 and Commonwealth of Puerto Rico tax examinations before 2017.
The Business’ policy is to classify interest accrued as interest expense and penalties as operating expenses. The Business does not have any material uncertain tax positions; therefore, no adjustment was recorded on the Business’ financial statements.

THE RITZ-CARLTON RESERVE DORADO BEACH
(a carve-out of certain operations of DBR Hotel Owner, LLC )
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2021
NOTE C – HOTEL, NET
The Hotel is comprised of the following as of December 31:

2021
Land and land improvement	$25,303,280
Building and building improvements	74,848,138
Furniture, fixtures and equipment	48,971,080
Less: accumulated depreciation	(87,542,070)

$61,580,428
Depreciation expense related to the Hotel totaled $4,537,046 for the year ended December 31, 2021.
In 2021, the Business received $10,936,047 of tax credit proceeds that reduced the basis of the Hotel.
On March 12, 2021, Hotel Owner entered into an agreement to sell “Su Casa,” and two of the 11 Hotel buildings. The assets were sold for a gross sale price of $40,000,000 on March 22, 2021. The sale resulted in a gain on sale of $446,321, which is included in “other income” in the accompanying statement of operations. $7,000,000 of proceeds obtained from the sale were used to pay down the Knighthead Loan (see Note E).
NOTE E - DEBT
Payroll Protection Plan Loan
In response to the economic uncertainty created by the COVID-19 pandemic, as described above in Note B, Summary of Significant Accounting Policies, and taking into consideration uncertainties and volatility in, and disruptions to, the capital markets, the Business applied for and received funds under Paycheck Protection Program (or “PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). In April 2020, the Business entered into unsecured promissory notes under the Paycheck Protection Program (the “PPP Loan”). In March 2021, the Business amended its PPP Loan to increase the loan from $3,679,865 to $5,568,629.
The PPP Loan was made through FirstBank Puerto Rico, a commercial bank incorporated under the laws of the Commonwealth of Puerto Rico. The note had an aggregate principal amount of $5,568,629 and a two-year term. The interest rate on the PPP Loan was 1%. The promissory note evidencing the PPP Loan contained customary events of default relating to, among other things, payment defaults, breach of representations and warranties, or provisions of the promissory note. The occurrence of an event of default would have resulted in the repayment of all amounts outstanding, collection of all amounts owing from the Business, and/or filing suit and obtaining judgment against the Business. The loan proceeds were received in April 2020, and March 2021 and were used for payroll, interest on mortgage obligations, rents on leases and utility payments related to the Business.
On June 5, 2020, the Paycheck Protection Program Flexibility Act (the “new Act”) was signed into law and made significant changes to the PPP to provide additional relief for borrowers under the PPP. The new Act increased flexibility for businesses that were unable to operate as normal due to COVID-19 related restrictions. The new Act extended the period that businesses have to use PPP funds to qualify for loan forgiveness to 24 weeks, up from eight weeks under the original rules, relaxed the requirements that loan recipients must adhere to in order to qualify for loan forgiveness, and extended the payment deferral period to the earlier of the date when the amount of loan forgiveness is determined by the SBA and lender or 10 months after the 24-week covered period ends. Initially, all payments were to be deferred for six months. Under the new Act, payments are deferred until the SBA remits any loan forgiveness amount to the lender. Interest accrues over the entire period of the PPP Loan for the portion of the PPP that is not ultimately forgiven.
On November 19, 2020, management submitted an application for forgiveness of the entire amount due on the loan. As of December 31, 2021, the Business Owner had $0 outstanding under the PPP Loan. The entire amount due on the loans was forgiven during 2021 and recognized in other income in the accompanying statement of operations.

THE RITZ-CARLTON RESERVE DORADO BEACH
(a carve-out of certain operations of DBR Hotel Owner, LLC )
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2021
Ritz Hotel Loans
In November 2018, the Business executed the First Omnibus Amendment to the Senior Mortgage Loan Agreement with Goldman Sachs Bank USA (the “Amended Hotel Loan” or “Senior Mortgage Loan”). The principal amount of the Amended Hotel Loan totaled $63,000,000. $55,000,000 (the “Original Component”) remained with Goldman Sachs Bank USA and $8,000,000 (the “Upsize Component”) was transferred to Special Situations Investing Group II, LLC (“SSIG”). The Business used proceeds from the Upsize Component to fund the restoration of the property, as defined, which sustained casualty losses resulting from Hurricane Maria in 2017.
The Original Component bore interest at LIBOR plus a margin of 5.0%. The principal amount of the Amended Hotel Loan was due on March 31, 2021. The Business repaid the Amended Hotel Loan with proceeds from the loan agreement entered into with Knighthead Funding, LLC (“Knighthead”) on March 4, 2021 (“Knighthead Loan”). The Knighthead Loan was for an amount up to $61,000,000, and the maturity date is March 4, 2024. The loan bears interest at an annual rate of LIBOR plus 6%, with a LIBOR floor of 0.75% (6.75% as of December 31, 2021) and is collateralized by substantially all of the assets of the Business.
During the year ended December 31, 2021, interest incurred related to the Amended Hotel Loan and Knighthead Loan amounted to $546,009 and $2,652,377, respectively.
During 2018, Hotel Owner qualified to obtain tourism related tax credits from the Puerto Rico Treasury Department. Proceeds from the sale of these tax credits amounted to $10,939,047 for the year ended December 31, 2021, respectively. The proceeds were primarily used to fund debt service.
In connection with the financing provided to the Business, DBR Cerromar Ventures, LLC (“Guarantor”), a parent company of Hotel Owner, unconditionally guarantee to Knighthead the payment of the loan. As long as the obligations remain outstanding, the Guarantor is required to maintain (i) a minimum net worth of not less than $30,000,000 and (ii) liquidity of not less than $5,000,000.
The Ritz Hotel Loan included the following components as of December 31:

2021
Knighthead Funding LLC	$53,518,501
Less: deferred financing costs, net	(1,744,705)

$51,773,796
NOTE F - COMMITMENTS AND CONTINGENCIES
Ritz-Carlton Agreements
Hotel Operating Agreement, Hotel License & Royalty Agreement and International Services Agreement
As part of a recapitalization transaction that occurred in 2014, the Business assumed certain agreements including the Hotel Operating Agreement, Hotel License & Royalty Agreement, and International Service Agreement (collectively, the “Hotel Operating Agreements”) entered into by and between the previous owner of the Business and the Ritz-Carlton Hotel Company, LLC (“RCHC” or “Operator”) to manage the Ritz Reserve utilizing the “Ritz-Carlton” trademark and to provide access to the Ritz-Carlton Hotel system. The term of the Hotel Operating Agreements run from July 30, 2008 through the 30th complete calendar year after opening. Thereafter, the Hotel Operating Agreements automatically renew for two successive periods of 10 years unless RCHC gives notice to the Business at least 18 months prior to expiration.
Pursuant to the agreements, the Business will pay the following fees to RCHC:
Hotel operating, royalty and international service fees:
1.Hotel Management Fee - 0.40% per annum of total gross revenues, as defined.
2.Base Royalty - 2.60% per annum of total gross revenues, as defined.
3.Incentive Royalty Fee - The sum of $250,000 per annum and 20% of the excess, if any, of Net House Profit less Owners Priority, as defined in the Hotel Operating Agreements.

THE RITZ-CARLTON RESERVE DORADO BEACH
(a carve-out of certain operations of DBR Hotel Owner, LLC )
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2021
4.Group Marketing Services Fee - 1.00% per annum of total gross revenues, as defined.
During the year ended December 31, 2021, the Business incurred $2,364,390 of management fees and $782,530 of incentive management fees in relation to the Hotel Operating Agreements. Incentive management fees are based on meeting certain operational criteria and are included in “other hotel operating expenses” in the accompanying statement of operations.
In addition, the Business will be obligated to fund all operating expenses incurred by RCHC.
Key Money
Pursuant to a Key Money Agreement between the Business and Luxury Hotels International of Puerto Rico, Inc., (now RCHC) dated July 30, 2008, the Operator provided funding of $8,100,000, which was to be disbursed in accordance with the agreement. The Operator should make the following payments:
(i) $2,600,000 upon the later of the date of the temporary certificate of occupancy or the 90th day prior to the scheduled opening date of the Hotel for business and (ii) four payments of $1,375,000 upon the closing of 25%, 50% 75% and 90% of the closing of the residences and the receipt of all royalties and related fees. As of December 31, 2021, $6,725,000 has been received by the Business related to the Ritz Key Money Agreement. As of December 31, 2021, there was approximately $1,828,804 of deferred key money recorded by the Business on the accompanying balance sheet, which is net of accumulated amortization of $4,896,196. Amortization of key money for the year ended December 31, 2021 amounted to $1,302,380. Key money is amortized as a reduction to management fees within the “management fees” hotel operating expenses in the accompanying statement of operations.
NOTE G - RELATED-PARTY TRANSACTIONS
Prior to the transaction, the Business shared common ownership and or management and in certain instances engaged in transactions with affiliates of Hotel Owner and related companies with respect to the Ritz Reserve.
During the year ended December 31, 2021, $64,890,302 was distributed to Hotel Owner.
NOTE H - SUBSEQUENT EVENTS
The Business evaluated its December 31, 2021 financial statements for subsequent events through May 23, 2022, the date the financial statements were available to be issued.
On March 11, 2022, Hotel Owner completed the sale of the Business (refer to Note A). The Business was sold for a total consideration of $104,000,000 of cash and 6,000,000 shares of Braemar’s common stock, with a fair value of $35,040,000. Additionally, Braemar assumed the Knighthead Loan.